Exhibit 99.1

WEBSTER REPORTS
FIRST QUARTER 2025 EPS OF $1.30

STAMFORD, Conn., April 24, 2025 - Webster Financial Corporation (“Webster”) (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income applicable to common stockholders of $220.4 million, or $1.30 per diluted share, for the quarter ended March 31, 2025, compared to $210.1 million, or $1.23 per diluted share, for the quarter ended March 31, 2024.
“Webster has again proven its capacity to consistently execute through a variety of operating environments,” said John R. Ciulla, chairman and chief executive officer. “Growth in loans and deposits was generated by a breadth of businesses, as we continue to generate strong returns for our stockholders.”
Highlights for the first quarter of 2025:
•Revenue of $704.8 million.
•Period end loans and leases balance of $53.1 billion, up $0.6 billion, or 1.0 percent from prior quarter.
•Period end deposits balance of $65.6 billion, up $0.8 billion, or 1.3 percent, from prior quarter.
•Provision for credit losses of $77.5 million.
•Return on average assets of 1.15 percent.
•Return on average tangible common equity of 15.93 percent1.
•Net interest margin3 of 3.48 percent, up 4 basis points from prior quarter.
•Common equity tier 1 ratio of 11.26 percent2.
•Efficiency ratio of 45.79 percent1.
•Tangible common equity ratio of 7.43 percent1.
“While we continue to see solid fundamental strength in our business and clients, market volatility conveys a less certain economic outlook,” said Neal Holland, senior executive vice president and chief financial officer. “To ensure we are prepared for a wider range of economic scenarios, we accordingly increased our allowance for credit losses on loans and leases.”

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 18.
2 Presented as preliminary for March 31, 2025.
3 As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly net interest margin calculation. Net interest margin for the prior periods has been recast.

Consolidated financial performance:
Quarterly net interest income compared to the first quarter of 2024:
•Net interest income was $612.2 million, compared to $567.7 million.
•Net interest margin was 3.48 percent, compared to 3.41 percent. The yield on interest-earning assets decreased by 17 basis points, and the cost of interest-bearing liabilities decreased by 24 basis points.
•Average interest-earning assets totaled $72.9 billion, an increase of $4.1 billion, or 6.0 percent.
•Average loans and leases totaled $52.6 billion, an increase of $1.6 billion, or 3.2 percent.
•Average deposits totaled $65.0 billion, an increase of $4.4 billion, or 7.3 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $77.5 million, contributing to a $23.8 million increase in the allowance for credit losses on loans and leases from the prior quarter. The provision for credit losses was $63.5 million in the prior quarter, and $45.5 million a year ago.
•Net charge-offs were $55.0 million, compared to $60.9 million in the prior quarter, and $37.5 million a year ago. The ratio of net charge-offs to average loans and leases was 0.42 percent, compared to 0.47 percent in the prior quarter, and 0.29 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.34 percent of total loans and leases, compared to 1.31 percent at December 31, 2024, and 1.26 percent at March 31, 2024.
•The allowance for credit losses on loans and leases represented 126 percent of non-performing loans and leases, compared to 149 percent at December 31, 2024, and 226 percent at March 31, 2024.
Quarterly non-interest income compared to the first quarter of 2024:
•Total non-interest income was $92.6 million, compared to $99.4 million, a decrease of $6.8 million. In the first quarter of 2024, total non-interest income included losses on sale of investment securities of $9.8 million and an $11.7 million net gain on the sale of mortgage servicing rights. Excluding these items, total non-interest income decreased $4.9 million. The decrease is primarily attributable to the credit valuation adjustment and bank-owned life insurance events in the first quarter of 2024.

Quarterly non-interest expense compared to the first quarter of 2024:
•Total non-interest expense was $343.6 million, compared to $335.9 million, an increase of $7.7 million. In the first quarter of 2024, total non-interest expense included $11.9 million related to an increase to the FDIC special assessment estimate and $3.1 million of Ametros Financial Corporation (“Ametros”) acquisition expenses. Excluding these items, total non-interest expense increased $22.7 million. The increase is primarily attributable to investments in human capital and our risk management infrastructure, and a full quarter of Ametros expenses as the transaction closed in late-January 2024.
Quarterly income taxes compared to the first quarter of 2024:
•Income tax expense was $56.7 million, compared to $69.3 million, and the effective tax rate was 20.0 percent, compared to 24.3 percent. The higher income tax expense and effective tax rate in the first quarter of 2024 primarily reflects the recognition of a $10.9 million discrete expense in that period, which impacted the effective rate by 3.8 percentage points.
Investment securities:
•Total investment securities, net were $17.7 billion, compared to $17.5 billion at December 31, 2024, and $16.3 billion at March 31, 2024. The carrying value of the available-for-sale portfolio included $580.4 million of net unrealized losses, compared to $712.9 million at December 31, 2024, and $758.5 million at March 31, 2024. The carrying value of the held-to-maturity portfolio does not reflect $893.3 million of net unrealized losses, compared to $991.2 million at December 31, 2024, and $897.2 million at March 31, 2024.
Loans and leases:
•Total loans and leases were $53.1 billion, compared to $52.5 billion at December 31, 2024, and $51.1 billion at March 31, 2024. Compared to December 31, 2024, commercial loans and leases increased by $203.9 million, commercial real estate loans decreased by $7.9 million, residential mortgages increased by $269.3 million, and consumer loans increased by $85.8 million. Compared to March 31, 2024, commercial loans and leases increased by $1.4 billion, commercial real estate loans decreased by $486.4 million, residential mortgages increased by $896.8 million, and consumer loans increased by $135.3 million.
•Loan originations for the portfolio were $2.7 billion, compared to $3.4 billion in the prior quarter, and $2.5 billion a year ago.

Asset quality:
•Total non-performing loans and leases were $564.4 million, compared to $461.3 million at December 31, 2024, and $283.6 million at March 31, 2024. The ratio of total non-performing loans and leases to total loans and leases was 1.06 percent, compared to 0.88 percent at December 31, 2024, and 0.56 percent at March 31, 2024.
•Past due loans and leases were $87.2 million, compared to $113.4 million at December 31, 2024, and $125.2 million at March 31, 2024. The decrease from prior quarter is primarily driven by asset-based lending and commercial real estate, partially offset by commercial non-mortgage and residential mortgages.
Deposits and borrowings:
•Total deposits were $65.6 billion, compared to $64.8 billion at December 31, 2024, and $60.7 billion at March 31, 2024. The ratio of core deposits to total deposits1 was 88.5 percent, compared to 87.3 percent at December 31, 2024, and 88.6 percent at March 31, 2024. The loan to deposit ratio was 80.9 percent, compared to 81.1 percent at December 31, 2024, and 84.1 percent at March 31, 2024.
•Total borrowings were $3.9 billion, compared to $3.4 billion at December 31, 2024, and $4.9 billion at March 31, 2024.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 9.94 percent and 15.93 percent, respectively, compared to 7.80 percent and 12.73 percent, respectively, in the prior quarter, and 10.01 percent and 16.30 percent, respectively, a year ago.
•The tangible equity1 and tangible common equity1 ratios were 7.80 percent and 7.43 percent, respectively, compared to 7.82 percent and 7.45 percent, respectively, at December 31, 2024, and 7.54 percent and 7.15 percent, respectively, at March 31, 2024.
•The common equity tier 12 ratio was 11.26 percent, compared to 11.54 percent at December 31, 2024, and 10.57 percent at March 31, 2024.
•Book value per common share and tangible book value per common share1 were $52.91 and $33.97, respectively, compared to $51.63 and $32.95, respectively, at December 31, 2024, and $49.07 and $30.22, respectively, at March 31, 2024.

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 18.
2 Presented as preliminary for March 31, 2025, and actual for the remaining periods.

Reportable segments:
Commercial Banking
Webster’s Commercial Banking segment delivers financial solutions both nationally and regionally to a wide range of companies, investors, government entities, and other public and private institutions. Commercial Banking helps its clients achieve their business and financial goals with expertise in Commercial & Institutional Lending, Commercial Real Estate, Capital Markets, Capital Finance, and Treasury Management. Its Private Banking team also pairs holistic wealth solutions, including tailored lending, with commercial banking services. At March 31, 2025, Commercial Banking had $40.8 billion in loans and leases and $16.6 billion in deposits, as well as a combined $3.0 billion in assets under administration (“AUA”) and management (“AUM”).
Commercial Banking Operating Results:

	Three months ended March 31,		Percent
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$319,123	$341,942	(6.7)%
Non-interest income	28,958	34,280	(15.5)
Operating revenue	348,081	376,222	(7.5)
Non-interest expense	106,582	106,225	(0.3)
Pre-tax, pre-provision net revenue	$241,499	$269,997	(10.6)

			Percent
	At March 31,		Increase/
(In millions)	2025	2024	(Decrease)
Loans and leases	$40,791	$39,883	2.3%
Deposits	16,573	16,075	3.1
AUA / AUM (off balance sheet)	2,957	3,017	(2.0)
Pre-tax, pre-provision net revenue decreased $28.5 million, to $241.5 million, in the quarter as compared to the prior year. Net interest income decreased $22.8 million, to $319.1 million, primarily driven by lower loan yields, partially offset by loan growth and lower deposit costs. Non-interest income decreased $5.3 million, to $29.0 million, primarily driven by lower direct investment gains, interest rate hedging activities, cash management fees, and factoring income. Non-interest expense increased $0.4 million, to $106.6 million, primarily driven by increased investments in human capital, operational process improvements, and technology to support growth of the Commercial Banking segment.

Healthcare Financial Services
Webster’s Healthcare Financial Services segment includes HSA Bank and Ametros. HSA Bank is one the country’s largest providers of employee benefits solutions, including being one of the leading bank administrators of health savings accounts, emergency savings accounts, and flexible spending accounts administration services in 50 states. Ametros, the nation’s largest professional administrator of medical insurance claim settlements, helps individuals manage their ongoing medical care through their CareGuard service and proprietary technology platform. At March 31, 2025, Healthcare Financial Services had $15.4 billion in total footings comprising $10.2 billion in deposits and $5.1 billion in AUA through linked investment accounts.
Healthcare Financial Services Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$96,361	$86,138	11.9%
Non-interest income	29,390	31,061	(5.4)
Operating revenue	125,751	117,199	7.3
Non-interest expense	55,720	52,127	(6.9)
Pre-tax, net revenue	$70,031	$65,072	7.6

			Percent
	At March 31,		Increase/
(Dollars in millions)	2025	2024	(Decrease)
Number of accounts (thousands)	3,482	3,344	4.1%

Deposits	$10,245	$9,474	8.1
Linked investment accounts (off balance sheet)	5,108	5,194	(1.7)
Total footings	$15,353	$14,668	4.7
Pre-tax net revenue increased $4.9 million, to $70.0 million, in the quarter as compared to the prior year. Net interest income increased $10.2 million, to $96.4 million, primarily driven by higher deposit balances partially offset by lower deposit spreads. Non-interest income decreased $1.7 million, to $29.4 million, primarily driven by a decrease of $2.8 million from HSA Bank due to lower deposit service fees and higher revenue share costs, partially offset by an increase of $1.2 million from Ametros. Non-interest expense increased $3.6 million, to $55.7 million, primarily driven by an increase of $4.1 million from Ametros, partially offset by a decrease of $0.5 million from HSA Bank due to lower compensation and benefits.

Consumer Banking
Webster’s Consumer Banking segment delivers customized financial solutions for individuals and families, private clients, and small business owners across 196 banking centers. Consumer Banking offers a full suite of deposit, lending, treasury management, and wealth management solutions delivered by experienced relationship managers and financial advisors. Consumer Banking also provides a fully digital banking experience through its mobile banking apps and BrioDirect. At March 31, 2025, Consumer Banking had $12.3 billion in loans and $27.8 billion in deposits, as well as $7.4 billion in AUA.
Consumer Banking Operating Results:

	Three months ended March 31,		Percent
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$202,064	$205,777	(1.8)%
Non-interest income	26,204	33,978	(22.9)
Operating revenue	228,268	239,755	(4.8)
Non-interest expense	122,656	120,121	(2.1)
Pre-tax, pre-provision net revenue	$105,612	$119,634	(11.7)

			Percent
	At March 31,		Increase/
(In millions)	2025	2024	(Decrease)
Loans	$12,267	$11,209	9.4%
Deposits	27,797	26,914	3.3
AUA (off balance sheet)	7,434	7,989	(6.9)
Pre-tax, pre-provision net revenue decreased $14.0 million, to $105.6 million, in the quarter as compared to the prior year. Net interest income decreased $3.7 million, to $202.1 million, primarily driven by growth in higher cost deposit products, partially offset by loan growth. Non-interest income decreased $7.8 million, to $26.2 million, primarily driven by the net gain on sale of a mortgage servicing rights in the first quarter of 2024, coupled with lower investment services income and loan servicing fees, partially offset by increased deposit service fees. Non-interest expense increased $2.5 million, to $122.7 million, primarily driven by increased investments in technology and outside professional services, partially offset by lower operational support expenses, costs related to debit card processing, and employee benefits expenses.

***

Webster Financial Corporation (“Webster”) (NYSE:WBS) is the holding company for Webster Bank, N.A. (“Webster Bank”). Headquartered in Stamford, CT, Webster is a values-driven organization with more than $80 billion in total assets. Webster Bank is a commercial bank that provides a wide range of financial products and services to businesses, individuals, and families across three differentiated lines of business: Commercial Banking, Healthcare Financial Services, and Consumer Banking. While its core footprint spans the Northeast from the New York metropolitan area to Rhode Island and Massachusetts, certain businesses operate in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s first quarter 2025 earnings announcement will be held today, Thursday, April 24, 2025, at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 1-240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster’s Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern Time) on April 24, 2025. To access the replay, dial 800-770-2030, or 1-609-800-9909 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “outlook,” “expects,” “target,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” “conveys,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include but are not limited to: projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; statements of plans, objectives, and expectations of Webster or its management or Board of Directors; statements of future economic performance; and statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster’s actual results to differ from those discussed in any forward-looking statements include, but are not limited to: Webster’s ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; continued regulatory changes or other risk mitigation efforts taken by government agencies in response to the risk to safety and soundness in the banking industry; volatility in Webster’s stock price due to investor sentiment and perception of the banking industry; local, regional, national, and international economic conditions or macroeconomic instability (including any economic slowdown or recession, inflation, interest rate changes, credit loss trends, unemployment, changes in housing or securities markets, or other factors) and the impact of the same on Webster or its customers; volatility, disruption, or uncertainty in national and international financial markets, including as a result of geopolitical developments; the impact of unrealized losses in Webster’s financial instruments, particularly in Webster’s available-for-sale securities portfolio; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, cybersecurity, and healthcare administration, with which Webster and its subsidiaries must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster’s securities portfolio; inflation, monetary fluctuations, and changes in interest rates, including the impact of such changes on economic conditions, customer behavior, funding costs, and Webster’s loans and leases and securities portfolios; possible changes in governmental monetary and fiscal policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures; the effects of any U.S. federal government shutdown, closures or significant staff reductions in agencies regulating or otherwise impacting Webster’s business; the impact of any new regulatory, policy, or enforcement developments resulting from the change in U.S. presidential administration, including the implementation of tariffs and other protectionist trade policies, including any reciprocal tariffs by foreign countries; the timely development and acceptance of new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster’s ability to implement new technologies and maintain secure and reliable information and technology systems; the effects of any cybersecurity threats, attacks or disruptions, fraudulent activity, or other data breaches or security events, including those involving Webster’s third-party vendors and service providers; performance by Webster’s counterparties and third-party vendors; Webster’s ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster’s ability to maintain adequate sources of funding and liquidity; Webster’s ability to attract, develop, motivate, and retain skilled employees; changes in loan demand or real estate values; changes in the mix of loan geographies, sectors, or types and the level of non-performing assets, charge-offs, and delinquencies; changes in Webster’s estimates of current expected credit losses based upon periodic review under relevant regulatory and accounting requirements; the effect of changes in accounting policies and practices applicable to Webster, including the impacts of recently adopted accounting guidance; legal and regulatory developments, including any due to judicial decisions, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews, disruptions at regulatory agencies, or protracted congressional negotiations regarding government funding and other issues; Webster’s ability to navigate differing environmental, social, governmental, and sustainability concerns among governmental administrations, Webster’s stakeholders, and other activists that may arise from Webster’s business activities; Webster’s ability to assess and monitor the effect of evolving uses of artificial intelligence on its business and operations; the occurrence of natural disasters, severe weather events, and public health crises, and any governmental or societal responses thereto; and the other factors that are described in Webster’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster’s actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures, including the efficiency ratio, return on average tangible common stockholders’ equity, tangible equity ratio, tangible common equity ratio, tangible book value per common share, and core deposits. A reconciliation of each non-GAAP financial measure to the most closely comparable GAAP measure is included in the accompanying selected financial highlights table.

Webster believes that providing certain non-GAAP financial measures provides investors with information useful in understanding its financial performance, performance trends, and financial position. Webster utilizes these measures for internal planning and forecasting purposes. Webster, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. Webster believes that its presentation and discussion, together with the accompanying reconciliations, provides additional clarity of factors and trends affecting its business and allows investors to view performance in a manner similar to management.

The efficiency ratio, which represents the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. The return on average tangible common stockholders’ equity represents net income available to common stockholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and net intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. Tangible book value per common share represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by common shares outstanding at the end of the period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit.

These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Webster strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Refer the tables beginning on page 18 for Non-GAAP to GAAP reconciliations.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Income and performance ratios:
Net income	$226,917	$177,766	$192,985	$181,633	$216,323
Net income applicable to common stockholders	220,367	171,760	186,799	175,494	210,059
Earnings per common share - Diluted	1.30	1.01	1.10	1.03	1.23
Return on average assets (annualized)	1.15%	0.91%	1.01%	0.96%	1.15%
Return on average tangible common stockholders' equity (annualized) (1)	15.93	12.73	14.29	14.17	16.30
Return on average common stockholders’ equity (annualized)	9.94	7.80	8.67	8.40	10.01
Non-interest income as a percentage of total revenue	13.14	7.94	8.92	6.88	14.89

Asset quality:
Allowance for credit losses on loans and leases	$713,321	$689,566	$687,798	$669,355	$641,442
Non-performing assets	564,708	461,751	427,274	374,884	289,254
Allowance for credit losses on loans and leases / total loans and leases	1.34%	1.31%	1.32%	1.30%	1.26%
Net charge-offs / average loans and leases (annualized)	0.42	0.47	0.27	0.26	0.29
Non-performing loans and leases / total loans and leases	1.06	0.88	0.82	0.72	0.56
Non-performing assets / total loans and leases plus other real estate owned and repossessed assets	1.06	0.88	0.82	0.73	0.57
Allowance for credit losses on loans and leases / non-performing loans and leases	126.39	149.47	161.60	181.48	226.17

Other ratios:
Tangible equity (1)	7.80%	7.82%	7.85%	7.56%	7.54%
Tangible common equity (1)	7.43	7.45	7.48	7.18	7.15
Tier 1 Risk-Based Capital (2)	11.77	12.06	11.77	11.09	11.08
Total Risk-Based Capital (2)	13.98	14.24	14.06	13.28	13.21
Common equity tier 1 Risk-Based Capital (2)	11.26	11.54	11.25	10.59	10.57
Stockholders’ equity / total assets	11.47	11.56	11.58	11.46	11.49
Net interest margin (3)	3.48	3.44	3.41	3.39	3.41
Efficiency ratio (1)	45.79	44.80	45.49	46.22	45.25

Equity and share related:
Common stockholders’ equity	$8,920,175	$8,849,235	$8,914,071	$8,525,289	$8,463,519
Book value per common share	52.91	51.63	52.00	49.74	49.07
Tangible book value per common share (1)	33.97	32.95	33.26	30.82	30.22
Common stock closing price	51.55	55.22	46.61	43.59	50.77
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares outstanding	168,594	171,391	171,428	171,402	172,464
Weighted-average common shares outstanding - Basic	169,182	169,589	169,569	169,675	170,445
Weighted-average common shares - Diluted	169,544	170,005	169,894	169,937	170,704
(1)See “Non-GAAP to GAAP Reconciliations” section beginning on page 18.
(2)Presented as preliminary for March 31, 2025, and actual for the remaining periods.
(3)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly net interest margin calculation. Net interest margin for the prior periods has been recast.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Assets:
Cash and due from banks	$421,124	$388,060	$322,041
Interest-bearing deposits	2,091,152	1,686,374	1,223,187
Investment securities:
Available-for-sale	9,360,097	9,006,600	8,601,141
Held-to-maturity, net	8,297,927	8,444,191	7,679,891
Total investment securities, net	17,658,024	17,450,791	16,281,032
Loans held for sale	63,849	27,634	239,763
Loans and leases:
Commercial	20,880,826	20,676,965	19,469,014
Commercial real estate	21,383,144	21,391,036	21,869,502
Residential mortgages	9,123,000	8,853,669	8,226,154
Consumer	1,669,253	1,583,498	1,533,972
Total loans and leases	53,056,223	52,505,168	51,098,642
Allowance for credit losses on loans and leases	(713,321)	(689,566)	(641,442)
Total loans and leases, net	52,342,902	51,815,602	50,457,200
Federal Home Loan Bank and Federal Reserve Bank stock	350,702	321,343	381,451
Deferred tax assets, net	249,395	316,856	341,292
Premises and equipment, net	422,425	406,963	423,128
Goodwill and other intangible assets, net	3,193,132	3,202,369	3,250,909
Cash surrender value of life insurance policies	1,255,074	1,251,622	1,237,828
Accrued interest receivable and other assets	2,231,971	2,157,459	2,003,862
Total assets	$80,279,750	$79,025,073	$76,161,693

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$10,139,131	$10,316,501	$10,212,509
Health savings accounts	9,180,889	8,951,031	8,603,184
Interest-bearing checking	9,741,569	9,834,790	9,498,036
Money market	21,517,733	20,433,250	18,615,031
Savings	7,473,515	6,982,554	6,881,663
Certificates of deposit	6,036,144	6,041,329	5,928,773
Brokered certificates of deposit	1,486,248	2,193,625	1,008,547
Total deposits	65,575,229	64,753,080	60,747,743
Securities sold under agreements to repurchase and federal funds purchased	83,395	344,168	361,886
Federal Home Loan Bank advances	2,910,011	2,110,108	3,659,930
Long-term debt	907,410	909,185	914,520
Accrued expenses and other liabilities	1,599,551	1,775,318	1,730,116
Total liabilities	71,075,596	69,891,859	67,414,195
Preferred stock	283,979	283,979	283,979
Common stockholders’ equity	8,920,175	8,849,235	8,463,519
Total stockholders’ equity	9,204,154	9,133,214	8,747,498
Total liabilities and stockholders’ equity	$80,279,750	$79,025,073	$76,161,693

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended March 31,
(In thousands, except per share data)	2025	2024
Interest income:
Interest and fees on loans and leases	$755,117	$792,045
Interest on investment securities	194,469	147,585
Loans held for sale	15	82
Other interest and dividends	23,886	12,138
Total interest income	973,487	951,850
Interest expense:
Deposits	326,383	335,971
Borrowings	34,912	48,140
Total interest expense	361,295	384,111
Net interest income	612,192	567,739
Provision for credit losses	77,500	45,500
Net interest income after provision for credit losses	534,692	522,239
Non-interest income:
Deposit service fees	38,895	42,589
Loan and lease related fees	17,621	19,767
Wealth and investment services	7,789	7,924
Cash surrender value of life insurance policies	7,992	5,946
Gain (loss) on sale of investment securities, net	220	(9,826)
Other income	20,089	32,953
Total non-interest income	92,606	99,353
Non-interest expense:
Compensation and benefits	198,645	188,540
Occupancy	19,717	19,439
Technology and equipment	47,719	45,836
Marketing	4,027	4,281
Professional and outside services	17,226	12,981
Intangible assets amortization	9,237	9,194
Deposit insurance	16,345	24,223
Other expenses	30,728	31,429
Total non-interest expense	343,644	335,923
Income before income taxes	283,654	285,669
Income tax expense	56,737	69,346
Net income	226,917	216,323
Preferred stock dividends	(4,163)	(4,163)
Income allocated to participating securities	(2,387)	(2,101)
Net income applicable to common stockholders	$220,367	$210,059

Weighted-average common shares outstanding - Basic	169,182	170,445
Weighted-average common shares - Diluted	169,544	170,704

Earnings per common share:
Basic	$1.30	$1.23
Diluted	1.30	1.23

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Interest income:
Interest and fees on loans and leases	$755,117	$783,140	$809,184	$798,097	$792,045
Interest on investment securities	194,469	189,801	176,722	160,827	147,585
Loans held for sale	15	2,836	5,400	5,593	82
Other interest and dividends	23,886	19,310	12,757	11,769	12,138
Total interest income	973,487	995,087	1,004,063	976,286	951,850
Interest expense:
Deposits	326,383	358,895	371,075	361,263	335,971
Borrowings	34,912	27,724	43,105	42,726	48,140
Total interest expense	361,295	386,619	414,180	403,989	384,111
Net interest income	612,192	608,468	589,883	572,297	567,739
Provision for credit losses	77,500	63,500	54,000	59,000	45,500
Net interest income after provision for credit losses	534,692	544,968	535,883	513,297	522,239
Non-interest income:
Deposit service fees	38,895	38,665	38,863	41,027	42,589
Loan and lease related fees	17,621	18,770	18,513	19,334	19,767
Wealth and investment services	7,789	8,387	8,367	8,556	7,924
Cash surrender value of life insurance policies	7,992	7,387	8,020	6,359	5,946
Gain (loss) on sale of investment securities, net	220	(56,886)	(19,597)	(49,915)	(9,826)
Other income	20,089	36,184	3,575	16,937	32,953
Total non-interest income	92,606	52,507	57,741	42,298	99,353
Non-interest expense:
Compensation and benefits	198,645	192,668	194,736	186,850	188,540
Occupancy	19,717	18,740	18,879	15,103	19,439
Technology and equipment	47,719	47,182	56,696	45,303	45,836
Marketing	4,027	6,139	4,224	4,107	4,281
Professional and outside services	17,226	15,205	16,001	14,066	12,981
Intangible assets amortization	9,237	9,681	8,491	8,716	9,194
Deposit insurance	16,345	16,069	13,555	15,065	24,223
Other expenses	30,728	34,693	36,376	36,811	31,429
Total non-interest expense	343,644	340,377	348,958	326,021	335,923
Income before income taxes	283,654	257,098	244,666	229,574	285,669
Income tax expense	56,737	79,332	51,681	47,941	69,346
Net income	226,917	177,766	192,985	181,633	216,323
Preferred stock dividends	(4,163)	(4,163)	(4,162)	(4,162)	(4,163)
Income allocated to participating securities	(2,387)	(1,843)	(2,024)	(1,977)	(2,101)
Net income applicable to common stockholders	$220,367	$171,760	$186,799	$175,494	$210,059

Weighted-average common shares outstanding - Basic	169,182	169,589	169,569	169,675	170,445
Weighted-average common shares - Diluted	169,544	170,005	169,894	169,937	170,704

Earnings per common share:
Basic	$1.30	$1.01	$1.10	$1.03	$1.23
Diluted	1.30	1.01	1.10	1.03	1.23

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Average Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended March 31,
		2025			2024
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate	Average Balance	Interest Income/Expense	Average Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$52,568,406	$766,388	5.84%	$50,938,418	$801,864	6.24%
Investment securities (1)	18,113,958	196,809	4.35	16,872,211	153,645	3.64
Federal Home Loan and Federal Reserve Bank stock	323,982	3,954	4.95	343,992	4,352	5.09
Interest-bearing deposits	1,819,496	19,932	4.38	572,401	7,786	5.38
Loans held for sale	28,732	15	0.21	13,418	82	2.45
Total interest-earning assets	72,854,574	$987,098	5.42%	68,740,440	$967,729	5.59%
Non-interest-earning assets (1)	6,410,395			6,592,325
Total assets	$79,264,969			$75,332,765
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand	$10,280,570	$—	—%	$10,582,416	$—	—%
Health savings accounts	9,307,517	3,560	0.16	8,605,640	3,191	0.15
Interest-bearing checking	9,709,820	40,899	1.71	9,255,252	41,353	1.80
Money market	21,114,901	183,107	3.52	18,102,661	186,752	4.15
Savings	7,104,607	28,143	1.61	6,697,772	21,545	1.29
Certificates of deposit	6,047,194	54,942	3.68	5,779,350	62,499	4.35
Brokered certificates of deposit	1,402,350	15,732	4.55	1,542,275	20,631	5.38
Total deposits	64,966,959	326,383	2.04	60,565,366	335,971	2.23
Securities sold under agreements to repurchase	244,560	1,676	2.74	130,653	171	0.52
Federal funds purchased	—	—	—	140,165	1,937	5.47
Federal Home Loan Bank advances	2,112,301	23,589	4.47	2,689,632	37,367	5.50
Long-term debt (1)	886,235	9,647	4.35	953,508	8,665	3.64
Total borrowings	3,243,096	34,912	4.31	3,913,958	48,140	4.88
Total deposits and interest-bearing liabilities	68,210,055	$361,295	2.15%	64,479,324	$384,111	2.39%
Non-interest-bearing liabilities (1)	1,809,884			2,093,449
Total liabilities	70,019,939			66,572,773
Preferred stock	283,979			283,979
Common stockholders’ equity	8,961,051			8,476,013
Total stockholders’ equity	9,245,030			8,759,992
Total liabilities and stockholders’ equity	$79,264,969			$75,332,765
Tax-equivalent net interest income		625,803			583,618
Less: Tax-equivalent adjustments		(13,611)			(15,879)
Net interest income		$612,192			$567,739
Net interest margin (2)			3.48%			3.41%
(1)In order to provide the users of the Company’s financial statements with a more transparent view of the actual consolidated average balances that are used in the calculation of net interest margin, the Company has recast, in the above table, certain consolidated average balances for the three months ended March 31, 2024, to reflect a change in presentation being applied retrospectively. Specifically, adjustments were made to exclude average unsettled trades of $108.8 million and average available-for-sale unrealized losses of $737.7 million from investment securities, and to exclude an average basis adjustment of $27.4 million from long-term debt related to a de-designated fair value hedge. Rather, effective as of December 31, 2024, these amounts are being presented in average non-interest-earning assets and average non-interest-bearing liabilities, respectively. There was no change to the related yields/rates or net interest income that had been previously disclosed.
(2)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly net interest margin calculation. Net interest margin for the prior periods has been recast. There were no changes to the related yields/rates or net interest income that had been previously disclosed.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Loans and leases (actual):
Commercial non-mortgage	$19,495,784	$19,272,958	$18,657,089	$18,021,758	$17,976,128
Asset-based lending	1,385,042	1,404,007	1,463,903	1,470,675	1,492,886
Commercial real estate	21,383,144	21,391,036	21,691,377	22,277,813	21,869,502
Residential mortgages	9,123,000	8,853,669	8,576,612	8,284,297	8,226,154
Consumer	1,669,253	1,583,498	1,558,034	1,518,922	1,533,972
Total loans and leases	53,056,223	52,505,168	51,947,015	51,573,465	51,098,642
Allowance for credit losses on loans and leases	(713,321)	(689,566)	(687,798)	(669,355)	(641,442)
Total loans and leases, net	$52,342,902	$51,815,602	$51,259,217	$50,904,110	$50,457,200

Loans and leases (average):
Commercial non-mortgage	$19,167,596	$18,919,934	$18,166,258	$17,995,654	$18,235,402
Asset-based lending	1,409,177	1,449,743	1,452,794	1,473,175	1,523,616
Commercial real estate	21,338,147	21,572,682	22,215,293	22,186,566	21,403,765
Residential mortgages	8,985,033	8,740,658	8,390,613	8,252,397	8,225,151
Consumer	1,668,453	1,572,414	1,527,235	1,527,007	1,550,484
Total loans and leases	$52,568,406	$52,255,431	$51,752,193	$51,434,799	$50,938,418

WEBSTER FINANCIAL CORPORATION Five Quarter Non-performing Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Non-performing loans and leases:
Commercial non-mortgage	$279,831	$268,354	$215,834	$210,906	$203,626
Asset-based lending	42,207	20,815	29,791	29,791	34,915
Commercial real estate	207,402	138,642	150,711	96,337	14,323
Residential mortgages	15,715	12,500	9,098	11,345	8,407
Consumer	19,243	21,015	20,183	20,457	22,341
Total non-performing loans and leases	$564,398	$461,326	$425,617	$368,836	$283,612

Other real estate owned and repossessed assets:
Commercial non-mortgage	$310	$425	$504	$5,013	$5,540
Residential mortgages	—	—	221	—	—
Consumer	—	—	932	1,035	102
Total other real estate owned and repossessed assets	$310	$425	$1,657	$6,048	$5,642
Total non-performing assets	$564,708	$461,751	$427,274	$374,884	$289,254

Past due 30-89 days:
Commercial non-mortgage	$27,304	$16,619	$45,123	$134,794	$15,365
Asset-based lending	—	21,997	—	—	—
Commercial real estate	33,030	51,556	36,110	10,284	72,999
Residential mortgages	16,406	14,113	18,153	13,008	17,580
Consumer	9,906	9,122	9,471	8,185	6,824
Total past due 30-89 days	$86,646	$113,407	$108,857	$166,271	$112,768
Past due 90 days or more and accruing	507	—	71	9	12,460
Total past due loans and leases	$87,153	$113,407	$108,928	$166,280	$125,228

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	Three Months Ended
(Dollars in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
ACL on loans and leases, beginning balance	$689,566	$687,798	$669,355	$641,442	$635,737
Provision	78,712	62,639	53,869	61,041	43,194
Charge-offs:
Commercial portfolio	55,566	63,281	36,362	33,356	38,461
Consumer portfolio	1,052	1,265	997	1,418	1,330
Total charge-offs	56,618	64,546	37,359	34,774	39,791
Recoveries:
Commercial portfolio	942	2,779	377	360	553
Consumer portfolio	719	896	1,556	1,286	1,749
Total recoveries	1,661	3,675	1,933	1,646	2,302
Total net charge-offs	54,957	60,871	35,426	33,128	37,489
ACL on loans and leases, ending balance	$713,321	$689,566	$687,798	$669,355	$641,442

ACL on unfunded loan commitments	$21,443	$22,593	$22,598	$22,456	$24,495

WEBSTER FINANCIAL CORPORATION
Non-GAAP to GAAP Reconciliations

	Three Months Ended
(In thousands, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Efficiency ratio:
Non-interest expense	$343,644	$340,377	$348,958	$326,021	$335,923
Less: Foreclosed property activity	517	(32)	(687)	(364)	(330)
Intangible assets amortization	9,237	9,681	8,491	8,716	9,194
Operating lease depreciation	16	121	197	560	663
FDIC special assessment	—	—	(1,544)	—	11,862
Strategic restructuring costs and other	—	—	22,169	—	—
Ametros acquisition expenses	—	—	—	—	3,139
Adjusted non-interest expense	$333,874	$330,607	$320,332	$317,109	$311,395
Net interest income	$612,192	$608,468	$589,883	$572,297	$567,739
Add: Tax-equivalent adjustment	13,611	13,664	13,659	14,315	15,879
Non-interest income	92,606	52,507	57,741	42,298	99,353
Other income (1)	11,032	6,564	7,448	7,802	7,626
Less: Operating lease depreciation	16	121	197	560	663
Gain (loss) on sale of investment securities, net	220	(56,886)	(19,597)	(49,915)	(9,826)
Exit of non-core operations	—	—	(15,977)	—	—
Net gain on sale of mortgage servicing rights	—	—	—	—	11,655
Adjusted income	$729,205	$737,968	$704,108	$686,067	$688,105
Efficiency ratio	45.79%	44.80%	45.49%	46.22%	45.25%

Return on average tangible common stockholders’ equity:
Net income	$226,917	$177,766	$192,985	$181,633	$216,323
Less: Preferred stock dividends	4,163	4,163	4,162	4,162	4,163
Add: Intangible assets amortization, tax-effected	6,732	7,648	6,708	6,886	7,263
Adjusted net income	$229,486	$181,251	$195,531	$184,357	$219,423
Adjusted net income, annualized basis	$917,944	$725,004	$782,124	$737,428	$877,692
Average stockholders’ equity	$9,245,030	$9,186,082	$8,995,134	$8,733,737	$8,759,992
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	3,198,123	3,207,554	3,238,115	3,246,940	3,090,751
Average tangible common stockholders’ equity	$5,762,928	$5,694,549	$5,473,040	$5,202,818	$5,385,262
Return on average tangible common stockholders’ equity	15.93%	12.73%	14.29%	14.17%	16.30%
(1)Other income reflects a tax-equivalent adjustment on income generated from low income housing tax-credit investments.

(In thousands, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Tangible equity ratio:
Stockholders’ equity	$9,204,154	$9,133,214	$9,198,050	$8,809,268	$8,747,498
Less: Goodwill and other intangible assets, net	3,193,132	3,202,369	3,212,050	3,242,193	3,250,909
Tangible stockholders’ equity	$6,011,022	$5,930,845	$5,986,000	$5,567,075	$5,496,589
Total assets	$80,279,750	$79,025,073	$79,453,900	$76,838,106	$76,161,693
Less: Goodwill and other intangible assets, net	3,193,132	3,202,369	3,212,050	3,242,193	3,250,909
Tangible assets	$77,086,618	$75,822,704	$76,241,850	$73,595,913	$72,910,784
Tangible equity ratio	7.80%	7.82%	7.85%	7.56%	7.54%

Tangible common equity ratio:
Tangible stockholders’ equity	$6,011,022	$5,930,845	$5,986,000	$5,567,075	$5,496,589
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders’ equity	$5,727,043	$5,646,866	$5,702,021	$5,283,096	$5,212,610
Tangible assets	$77,086,618	$75,822,704	$76,241,850	$73,595,913	$72,910,784
Tangible common equity ratio	7.43%	7.45%	7.48%	7.18%	7.15%

Tangible book value per common share:
Tangible common stockholders’ equity	$5,727,043	$5,646,866	$5,702,021	$5,283,096	$5,212,610
Common shares outstanding	168,594	171,391	171,428	171,402	172,464
Tangible book value per common share	$33.97	$32.95	$33.26	$30.82	$30.22

Core deposits:
Total deposits	$65,575,229	$64,753,080	$64,514,430	$62,276,692	$60,747,743
Less: Certificates of deposit	6,036,144	6,041,329	6,020,031	5,861,431	5,928,773
Brokered certificates of deposit	1,486,248	2,193,625	1,400,000	1,910,071	1,008,547
Core deposits	$58,052,837	$56,518,126	$57,094,399	$54,505,190	$53,810,423